Exhibit 99.1

Press Release, dated July 19, 2011

Riverbed Expands IT Performance Business with Acquisition of Zeus Technology

Acquisition Enables Riverbed to Offer Comprehensive Application Performance Portfolio that Targets the Needs of the

Next-Generation Datacenter and the Future of Web Applications

San Francisco—July 19, 2011—Riverbed Technology (NASDAQ: RVBD), the IT performance company, today announced that it has acquired Zeus Technology, a privately-owned company that delivers high-performance software-based load balancing and traffic management solutions for virtual and cloud environments. The Zeus organization, based in Cambridge, U.K., will become a new business unit of Riverbed®, led by the former CEO of Zeus, Jim Darragh. Riverbed also announced today the acquisition of Aptimize Limited, a privately-owned company that is a market leader in web content optimization. The acquisitions of the two companies will form the cornerstone of Riverbed’s asymmetric optimization strategy.

Zeus pioneered the development of software-based highly scalable application delivery controllers (ADCs). The Zeus virtual ADC (vADC) delivers the highest performance, and supports the broadest range of hypervisors, including VMware, Xen, HyperV and KVM. Zeus vADC solutions are used by over 1,500 customers worldwide, including seven of the top 10 telcos, a majority of the leading cloud service providers, major broadcasters, and top media and e-commerce companies.

“Riverbed is the performance company,” said Jerry Kennelly, president and CEO at Riverbed. “Our goal is to have the broadest and best portfolio of performance optimization products to solve a range of customer performance problems. The acquisition of Zeus is a perfect fit with that strategy. The Zeus solutions are designed for how people want to architect their applications now—high-performance software for cloud environments.”

Zeus approached product development differently by architecting a software-based ADC. As a software-based solution, the Zeus vADC has many advantages over its hardware-originated peers: it is better suited for virtual and cloud environments, it can migrate across environments, and it can scale on demand. In addition, because it is integrated into the application stack, IT organizations can more flexibly script, automate and deploy the Zeus vADC than is possible with legacy hardware-based approaches. In addition, there is great potential for integrating both symmetric and asymmetric acceleration approaches in order to deliver the best solution for performance in both private and public cloud environments.

“According to industry analysts, the virtual ADC market is expected to grow about four times faster than the traditional ADC market over the next 4 years,” continued Kennelly. “Zeus is well positioned within this market as customers look for ADC solutions for public and private clouds that truly integrate into their application stack.”

Under terms of the acquisition, Riverbed will pay approximately $110 million in cash for the securities of Zeus and up to an additional $30 million in cash based on the achievement of certain bookings targets in a defined twelve month period following the closing. The acquisition is expected to be approximately breakeven to Riverbed earnings in the second half of 2011 and accretive beginning in 2012.

“Riverbed is a strong technology player with a proven solution for global enterprises,” said Darragh. “There is great synergy between our technologies, employees and corporate strategies, and we share Riverbed’s vision of delivering performance solutions for all applications.”

More than 13,000 organizations worldwide, across a wide range of markets, depend on Riverbed to understand, optimize and consolidate their IT infrastructure. Riverbed delivers hardware, software and virtualized solutions that overcome performance issues caused by distance, distributed computing, and ever increasing amounts of data. Virtualization, consolidation and cloud computing promise huge cost savings and improved efficiencies, but as users move farther from their data, slow applications and file transfers can stall these strategic initiatives. Riverbed delivers to the remote office and mobile workers the same “local area network (LAN)-like” performance, no matter where the private data center or public cloud may be. Riverbed continues building on its success in the WAN optimization and network performance management (NPM) markets with new and innovative solutions for accelerating cloud storage and access to applications and data deployed in public, private and hybrid clouds.

Forward Looking Statements

This press release contains forward-looking statements, including statements relating to the benefits expected to be provided to Riverbed and its business by the acquisition, statements regarding the expected impact of the acquisition to Riverbed’s future earnings, statements of the plans, strategies and objectives of management for future operations, statements regarding market growth rates and potential product integration, statements relating to the expected demand for Riverbed’s products and services, and statements relating to Riverbed’s ability to meet the needs of distributed organizations. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the inability to successfully integrate the Zeus business or product lines with our own. In addition, our results and actual outcomes are subject to other risks and uncertainties that relate more broadly to our overall business, including our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Form 10-Q filed with the SEC on April 29, 2011. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

About Riverbed

Riverbed delivers performance for the globally connected enterprise. With Riverbed, enterprises can successfully and intelligently implement strategic initiatives such as virtualization, consolidation, cloud computing, and disaster recovery without fear of compromising performance. By giving enterprises the platform they need to understand, optimize and consolidate their IT, Riverbed helps enterprises to build a fast, fluid and dynamic IT architecture that aligns with the business needs of the organization. Additional information about Riverbed (NASDAQ: RVBD) is available at www.riverbed.com.

Riverbed and any Riverbed product or service name or logo used herein are trademarks of Riverbed Technology, Inc. All other trademarks used herein belong to their respective owners.